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                                                                    EXHIBIT 23.1



                            CONSENT OF BRUCK & PERRY


        With regard to the Form S-8 Registration Statement pertaining to the OptimumCare Corporation 401(k) Savings Plan to be filed with the Securities and Exchange Commission by OptimumCare Corporation, a Delaware corporation, we hereby consent to the use of our name under the section entitled "Legal Matters" in the Prospectus which is a part of said Form S-8 Registration Statement.


  /s/ BRUCK & PERRY
-----------------------------
BRUCK & PERRY,
A Professional Corporation


Newport Beach, California
November 21, 1997